Micronuclei in Circulating Stromal Cells Correlated with PD-L1 Expression and Predicts Progression in Metastatic Breast Cancer

CreatvBio SAVING AND IMPROVING LIVES
Division of Creatv MicroTech
AACR Annual Meeting 2023
Abstract No. 6697

Dimpal M. Kasabwala[1,2], Massimo Cristofanilli[3], R. Katherine Alpaugh[4], Saranya Chumsri[5], Carolina Reduzzi[3], Cha-Mei Tang[6], Rena G. Lapidus[7], Giuseppe Del Priore[8,9], William V. Williams[9], Daniel L. Adams[1]

[1] Creatv MicroTech, Inc., Monmouth Junction, NJ [2] Rutgers University New Brunswick, NJ, [3] Weill Cornell, New York, NY, [4] Fox Chase Cancer Center, Philadelphia, PA, [5] Mayo Clinic Cancer Center, Jacksonville, FL, [6] Creatv MicroTech, Inc., Potomac, MD, [7] University of Maryland School of Medicine, Baltimore, MD, [8] Morehouse University School of Medicine Atlanta, GA, [9] BriaCell Therapeutics Corp., Philadelphia, PA

ABSTRACT

Micronuclei (MN) are a result of biological DNA repair mechanisms forming due to internal chromosomal aberrations which indicate sub-clonal cancer populations with higher cell survivability and drug therapy resistance. MN are often observed as small fragments of nucleic acids excised from a primary nucleus in Circulating Stomal Cells (CStCs) as result of DNA damage[1,2]. CStCs with damaged DNA undergoing repair mechanisms, such as those that form MN, appear to have upregulated expression of programmed cell death ligand (PD-L1). We evaluated CStCs in metastatic breast cancer (mBC) patients for presence of MN and the cell's PD-L1 expression, to determine its prognostic significance to clinical outcomes.


a.
b.
c.
10 μm

Figure 1. Micronuclei positive CStC (66μm diameter) stained with PD-L1 (red) and DAPI (blue). MN size varies from 4μm (Fig. b) to 2μm (Fig. c).

MATERIALS & METHODS

We enumerated MN formation in CStCs in a prospective pilot study using n=76 mBC patients starting new lines of treatment. Whole peripheral blood (7.5mL) was procured and filtered for CStCs and then stained for PD-L1[3]. DAPI was used to identify MN, defined by small (<3μm) DAPI+ circular formations within the cytoplasm, separate from the primary nucleus. We compared number of MN to PD-L1 expression of all CStCs, and MN presence to all available clinical variables. Patients' progression-free survival (PFS) and overall survival (OS) hazard ratios (HRs) were analyzed by censored univariate analysis based on RECIST v1.1 over two-years.

FUNDING SOURCES

This work was supported by BriaCell Therapeutics Clinical Trail NCT03066947 and the U.S ARO and the Defense Advanced Research Projects Agency (W911NF-14-C-0098). The content of the information does not necessarily reflect the position or the policy of the US Government.

Figure 2. PFS of Micronuclei in CStCs


HR= 2.46, p= 0.0007
95%CI= 1.48-4.09
MN-
MN+
n= 31
n= 45
Probability of PFS (%)
100%
80%
60%
40%
20%
0%
0
6
12
18
24
Time (Months)

Figure 3. OS of Micronuclei in CStCs


HR= 2.83, p= 0.0020
95%CI= 1.48-5.42
MN-
MN+
n= 31
n= 45
Probability of OS (%)
100%
80%
60%
40%
20%
0%
0
6
12
18
24
Time (Months)

RESULTS

- MN were identified in CStCs in 59% (n=45/76) of patients.
- MN positive CStCs had a significantly higher PD-L1 expression than MN negative CStCs **(p=0.0082), Figure 4**.
- Regression analysis identified a significant linear relationship between MN number and PDL-1 expression within CStCs (**R^2=0.9821, p=0. 0.0089**).
- The presence of MN within CStCs was significantly prognostic for worse PFS and worse OS over 24 months (**Figures 2 & 3**).

CONCLUSIONS

- CStC MN formations in mBC are a type of observable biomarker that can represent an underlying DNA repair mechanism.
- MN formation may represent cellular survivability of sub-clonal cancer populations of more aggressive cancer subtypes which may have worse progression rates.
- Further studies to evaluate the effect of PD-1 immunotherapies in MN positive patients is ongoing.

PD-L1 Expression in Micronuclei Positive Cells


R²= 0.9821
p= 0.0089
PD-L1 Expression
800
600
400
200
0
253
356
300
347
0
1
2
≥3
Number of MN

Figure 4. Average PD-L1 expression for all MN+ cells (n=185) was 338 while average expression in MN- cells (n=347) was 253. Median (red line), high error bar (max), low error bar (min).

REFERENCES

1. Kasabwala DM, Bergan RC, Gardner KP, Lapidus R, Tsai S, Aldakkak M, Adams DL. Micronuclei in Circulating Tumor Associated Macrophages Predicts Progression in Advanced Colorectal Cancer. *Biomedicines* **2022**, *10*, 2898.
2. Fenech M, Kirsch-Volders M, Natarajan AT, Surralles J, Crott JW, Parry J, Norppa H, Eastmond DA, Tucker JD, Thomas P. Molecular mechanisms of micronucleus, nucleoplasmic bridge and nuclear bud formation in mammalian and human cells. *Mutagenesis* **2011**, *26*, 125–132.
3. Adams DL, Martin SS, Alpaugh RK, Charpentier M, Tsai S, Bergan RC, Ogden IM, Catalona W, Chumsri S, Tang CM, Christofanilli M., Circulating giant macrophages as a potential biomarker of solid tumors. *Proc. Natl. Acad. Sci. USA* **2014**, *111*, 3514–3519.